U.S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                         Date of Report: August 14, 2003



                                 PETROGEN CORP.
                     formerly known as Hadro Resources, Inc.
        _________________________________________________________________
        (Exact Name of Small Business Issuer as Specified in its Charter)


                                     NEVADA
              _____________________________________________________
              (State or other Jurisdiction as Specified in Charter)


        00-25579                                          87-0571853
________________________                    ____________________________________
(Commission file number)                    (I.R.S. Employer Identification No.)


                       3200 Southwest Freeway, Suite 3300
                              Houston, Texas 77027
                    ________________________________________
                    (Address of Principal Executive Offices)

                                 (360) 332-3823
                           ___________________________
                           (Issuer's telephone number)


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ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

Legal Proceedings

         On approximately August 5, 2003, certain debtholders (the "Plaintiffs") of Petrogen Corp., a Nevada corporation and formerly known as "Hadro Resources, Inc." (the "Company"), initiated litigation against the Company by filing a statement of claim in the Supreme Court of British Columbia, Case No. S034268 (the "Statement of Claim"). The claims against the Company involve the prior advancements of funds made by the Plaintiffs pursuant to share purchase agreements between the Plaintiffs and the Company, respectively. On August 8, 2003, the Company and the Plaintiffs entered into a memorandum of agreement (the "Memorandum of Agreement"). Pursuant to the terms of the Memorandum of Agreement, the Company and the Plaintiffs agreed to settle the alleged claims contained in the Statement of Claim by: (i) immediate payment of $50,000 to the Plaintiffs; (ii) issuance of a subordinated debenture by the Company in the amount of $725,000 to the Plaintiffs (the "Subordinated Debenture"); and (iii) execution of release agreements at the time of issuance of the debenture.

         On or before August 18, 2003, management of the Company anticipates that the Company will issue the Subordinated Debenture. The Subordinated Debenture will: (i) bear interest at 10% per annum payable annually in arrears;
(ii) have a term of two years from the date of issuance; (iii) be subordinate to bank or lending institutional debt financing; (iv) be convertible into shares of restricted common stock of the Company at $1.00 per share under terms requiring full payout of outstanding principal and interest; and (v) require monthly payments of $10,000 beginning December 2003.

Consulting Agreement

         The Company and Investor Communications International, Inc. ("ICI") entered into a consulting services agreement dated February 12, 2003 (the "Consulting Services Agreement"). Pursuant to the provisions of the Consulting Services Agreement: (i) ICI provided to the Company such finance and general managerial services as may be determined by the Board of Directors, from time to time, and in its sole and absolute discretion, in order to develop the various business interests of the Company in the energy industry, including the oil and gas interests; and (ii) the Company would pay to ICI a fee commensurate with the services provided by ICI on a monthly basis, but not to exceed $10,000 monthly.

         ICI resigned its tenure as management consultant to the Company, effective August 8, 2003. In accordance with the terms of the Memorandum of Agreement, the Consulting Agreement has been terminated. Therefore, effective August 8, 2003, ICI no longer performs managerial, administrative or consulting services to the Company.

         As of the date of this Report, an aggregate of $60,000 has been incurred by the Company due and owing to ICI for services rendered by ICI to the Company. As of the date of this Report, ICI has advanced an aggregate amount of $63,100 to the Company, and interest in the amount of $5,691.71 has accrued.


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         As of the date of this Report,  the following amounts are due and owing to ICI by the Company: (i) $21,735.85 as accounts payable; (ii) $97,788.73 as advances; (iii) approximately $5,691.71 as accrued interest on advances; (iv) $245,500.00 as demand loan; and (v) approximately $3,557.94 as accrued interest on the demand loan. All such amounts due and owing to ICI will form part of amounts due by the Company to the various debtholders under the Subordinated Debenture.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

        (a) Financial Statements of Businesses Acquired.

            Not applicable.

        (b) Pro Forma Financial Information.

            Not Applicable.

        (c) Exhibits.

            None.


                                   SIGNATURES

         In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                 PETROGEN CORP.


Date:  August 14, 2003           By: /s/ SACHA H. SPINDLER
                                     ____________________________
                                     Sacha H. Spindler, President